Exhibit 10.13
NOTE HOLDER SETTLEMENT AGREEMENT

As noted in the attached letter to Security Holders dated May 7, 2008 (the “Transmittal Letter”), Muragai is “unwilling for the most part to provide funds to pay past liabilities” and that “concessions by other debt holders” are required as a condition to closing the funding. In this regard, we are requesting that creditors agree to a cash settlement for less than the full amount owed to them as specifically set forth below. Interest has been accrued through April 11, 2008 on the note.

Management and the Board of Directors hereby request that you execute this agreement to accept cash as settlement for your note and interest due, and return the agreement along with your note in the enclosed envelope. The agreement only becomes effective upon closing of the funding. Otherwise the agreement and note will be returned to you. Assuming the funding is closed a check from the Company will be mailed to you within 10 days of the close and the note will be marked paid.

Settlement Agreement

The undersigned hereby agrees simultaneous with the closing of the transaction with Muragai as described in the Transmittal Letter, to accept the cash amount set forth below as full payment for the face amount of note and accrued interest both as set forth below, thereby canceling such face amount of note and interest due. I further agree that upon receipt of the cash set forth that no additional interest will accrue beyond April 11, 2008.

Face amount of notes $380,068.37 (Three hundred Eighty thousand Sixty-eight and 37/100 dollars)

Interest due $24,297.00 (Twenty-four thousand Two hundred Ninety-seven and 00/100 dollars)

Amount of cash accepted $101,091.45 (One hundred One thousand Ninety-one and 45/100 dollars)

Signature
/s/ Greg Wardlaw
05/12/2008

Lockheed Martin Services, Inc.
(exactly as it appears on the note)

Print Name:
Greg Wardlaw, Manager of Contract Administration
Lockheed Martin Mission Services, Civil Programs
Address: (Federal Express)
Greg Wardlaw
595 Gemini Ave.
Houston, TX 77058
Mail Drop L1G

Control # NP08004